UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

February 5, 2024
Date of Report (Date of earliest event reported)

CervoMed Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Joshua S. Boger, Ph.D., as Director and Chair of the Board

On February 5, 2024, the Board of Directors (the “Board”) of CervoMed Inc. (the “Company”) appointed Joshua S. Boger, Ph.D., as a director of the Company and as Chair of the Board, effective February 7, 2024.

Dr. Boger, age 72, is the founder of Vertex Pharmaceuticals Incorporated (NASDAQ: VRTX) (“Vertex”) and served as Vertex’s Chief Executive Officer from 1992 to May 2009, as chairman of its board of directors from 1997 to 2006 and president from its inception until December 2000 and from 2005 through February 2009, and as a director from 1989 until his retirement from the Vertex board of directors in 2017. Prior to founding Vertex in 1989, Dr. Boger held the position of Senior Director of Basic Chemistry at Merck Sharp & Dohme Research Laboratories in Rahway, New Jersey, where he headed both the Department of Medicinal Chemistry of Immunology & Inflammation and the Department of Biophysical Chemistry. Dr. Boger currently serves as executive chairman of the board of directors of Alkeus Pharmaceuticals, Inc., a privately-held biotechnology company focused on treating degenerative eye diseases. Dr. Boger holds a B.A. in chemistry and philosophy from Wesleyan University and M.S. and Ph.D. degrees in chemistry from Harvard University.

In connection with his appointment to the Board, we expect to grant Dr. Boger a stock option to purchase 10,000 shares of the Company’s common stock. The option grant will have an exercise price equal to the closing price of the Company’s common stock on February 12, 2024, the anticipated grant date of the award, will vest in 36 equal monthly installments on the last calendar day of each month commencing February 29, 2024 and will be subject to the other terms and conditions set forth in the Company’s 2015 Equity Incentive Plan, as amended, and its standard form of option award agreement. In addition to the option grant, (i) Dr. Boger will receive the other cash and equity compensation payable to the Company’s non-employee directors pursuant to its non-employee director compensation policy (pro-rated as applicable to reflect the actual time Dr. Boger will serve on the Board for the year). and (ii) effective upon his election to the Board, the Company and Dr. Boger entered into the Company’s standard form of director and officer indemnification agreement.

Effective upon Dr. Boger’s election as a director of the Company, the size of the Board was expanded from seven to eight members and Dr. Boger will serve for a term to continue until the Company’s next annual meeting of stockholders. Dr. Boger will not serve on any of the Board’s standing committees. There are no arrangements or understandings between Dr. Boger and any other persons pursuant to which Dr. Boger was selected as a director of the Company and there are also no family relationships between Dr. Boger and any director or executive officer of the Company.

Certain Relationships and Related Party Transactions

In December 2020, EIP Pharma, Inc., the Company’s wholly-owned subsidiary (“EIP”), issued convertible promissory notes (as amended, the “2020 Notes”) to certain investors for aggregate proceeds of $5,078,500 and, in December 2021, EIP issued convertible promissory notes (as amended, the “2021 Notes,” and together with the 2020 Notes, the “EIP Convertible Notes”) to certain investors for aggregate proceeds of $6,000,000. Dr. Boger and certain affiliated trusts purchased $500,000 of the 2020 Notes and $5,000,000 of the 2021 Notes.

In June 2023, EIP and the holders of the EIP Convertible Notes amended the terms and conditions of the EIP Convertible Notes (the “2023Amendment”) to, among other things, establish a fixed conversion price of $1.47 with respect to any conversion in connection with the then-pending merger (the “Merger”) of EIP and the Company’s wholly-owned subsidiary, Dawn Merger Sub Inc. (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated March 30, 2023, by and among the Company, EIP and Merger Sub (the “Merger Agreement”). In addition, the 2023 Amendment amended the 2021 Notes to provide that, to the extent the conversion of such notes in connection with the Merger were to result in the holder beneficially owning more than 9.99% of the outstanding voting stock of the Company, such holder would be granted pre-funded warrants in lieu of such common stock for the conversion of any principal and accrued but unpaid interest in excess of 9.99%.

In July 2023, EIP sold and issued 472,303 shares of EIP common stock to Dr. Boger for a total purchase price of $694,286.

On August 16, 2023, in connection with the consummation of the Merger, (i) all outstanding shares of EIP preferred stock automatically converted into shares of EIP common stock, (ii) all EIP Convertible Notes (including all principal and all accrued but unpaid interest thereunder) converted into shares of EIP common stock and (iii) after giving effect to the each of the foregoing, each outstanding share of EIP capital stock was converted into the right to receive 0.1151 shares of the Company’s common stock (or, as applicable, pre-funded warrants to purchase an equivalent number of shares of the Company’s common stock).

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As of February 7, 2024, Dr. Boger beneficially owns 561,309 shares of the Company’s common stock, or approximately 9.90% of the Company’s shares of common stock outstanding as of such date, as well as pre-funded warrants to purchase an additional 495,995 shares of the Company’s common stock at an exercise price of $0.001 per share, subject to certain limitations with respect to any exercise that would result in Dr. Boger beneficially owning in excess of 9.99% of the Company’s common stock after giving effect to such exercise. A copy of the form of pre-funded warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On March 30, 2023, in connection with the execution of the Merger Agreement, the Company and Dr. Boger entered into a lock-up agreement (the “Lock-Up Agreement”), pursuant to which the Dr. Boger agreed not to, except in limited circumstances, transfer, grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber any shares of the Common Stock for six months following the effective time of the Merger.

For a further description of the EIP Convertible Notes and the transactions described above, refer to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 13, 2023 and its other filings with the SEC.

Item 8.01         Other Events

Appointment of Joshua S. Boger, Ph.D., as Director and Chair of the Board

On February 7, 2024, the Company issued a press release announcing the election of Dr. Boger as a director and as Chair of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Participation in Emerging Growth Conference 67

On February 5, 2024, the Company issued a press release announcing that members of the Company’s senior management team will present at the Emerging Growth Conference 67 on Wednesday, February 7, 2024 at 3:50 p.m. ET. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2023)
99.1	Press Release issued February 7, 2024 announcing appointment of Joshua S. Boger as Chair of the Board
99.2	Press Release issued February 5, 2024 announcing participation in Emerging Growth Conference 67
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2024	CervoMed Inc.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	General Counsel

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